Discovery Labs Prices $16.5 Million Public Offering of

Common Stock and Warrants

Warrington, PA — February 18, 2010 — Discovery Laboratories, Inc. (Nasdaq: DSCO) today announced that it has priced an underwritten public offering of 27,500,000 units at a price to the public of $0.60 per unit for gross proceeds of $16,500,000.  Each unit consists of one share of common stock and a warrant to purchase 0.50 of a share of common stock. The shares of common stock and warrants are immediately separable and will be issued separately such that no units will be issued. The warrants are exercisable immediately upon issuance, have a five-year term and an exercise price of $0.85.  Net proceeds, after estimated underwriting discounts and commissions and other estimated fees and expenses, and assuming the Warrants are not exercised, will be approximately $15.1 million.  The offering is expected to close on or about February 23, 2010, subject to satisfaction of customary closing conditions.

Lazard Capital Markets LLC is acting as sole underwriter for the offering.

The net proceeds from the offering will be used to support Discovery Labs’ general corporate activities and for expenses associated with maintaining its research and development operations, including manufacturing, quality and analytical capabilities, product development and clinical operations and for other general corporate purposes.

The securities described above are being offered by Discovery Laboratories, Inc. pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. When available, copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the Securities and Exchange Commission web site at http://www.sec.gov, or from Lazard Capital Markets LLC, 30 Rockefeller Plaza, 60th Floor, New York, NY 10020 or via telephone at (800) 542-0970.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Discovery Laboratories, Inc. nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Discovery Labs

Discovery Laboratories, Inc. is a biotechnology company developing Surfactant Therapies for respiratory diseases.  Surfactants are produced naturally in the lungs and are essential for breathing.  Discovery Labs’ novel proprietary KL4 Surfactant Technology produces a synthetic, peptide-containing surfactant that is structurally similar to pulmonary surfactant and is being developed in liquid, aerosol or lyophilized formulations. In addition, Discovery Labs’ proprietary Capillary Aerosolization Technology produces a dense aerosol, with a defined particle size that is capable of potentially delivering aerosolized KL4 surfactant to the deep lung without the complications currently associated with liquid surfactant administration.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  Examples of such risks and uncertainties are: risks relating to the rigorous regulatory requirements required for approval of any drug or drug-device combination products that Discovery Labs may develop, including that: (a) Discovery Labs and the U.S. Food and Drug Administration (FDA) or other regulatory authorities will not be able to agree on the matters raised during regulatory reviews, or Discovery Labs may be required to conduct significant additional activities to potentially gain approval of its product candidates, if ever, (b) the FDA or other regulatory authorities may not accept or may withhold or delay consideration of any of Discovery Labs’ applications, or may not approve or may limit approval of Discovery Labs’ products to particular indications or impose unanticipated label limitations, and (c) changes in the national or international political and regulatory environment may make it more difficult to gain FDA or other regulatory approval; risks relating to Discovery Labs’ research and development activities, including (i) time-consuming and expensive pre-clinical studies, clinical trials and other efforts, which may be subject to potentially significant delays or regulatory holds, or fail, and (ii) the need for sophisticated and extensive analytical methodologies, including an acceptable biological activity test, if required, as well as other quality control release and stability tests to satisfy the requirements of the regulatory authorities; risks relating to Discovery Labs’ ability to develop and manufacture drug products and capillary aerosolization systems for clinical studies, and, if approved, for commercialization of drug and combination drug-device products, including risks of technology transfers to contract manufacturers and problems or delays encountered by Discovery Labs, its contract manufacturers or suppliers in manufacturing drug products, drug substances and capillary aerosolization systems on a timely basis or in an amount sufficient to support Discovery Labs’ development efforts and, if approved, commercialization; the risk that Discovery Labs may be unable to identify potential strategic partners or collaborators to develop and commercialize its products, if approved, in a timely manner, if at all; the risk that Discovery Labs will not be able in a changing financial market to raise additional capital or enter into strategic alliances or collaboration agreements, or that the ongoing credit crisis will adversely affect the ability of Discovery Labs to fund its activities, or that additional financings could result in substantial equity dilution; the risk that Discovery Labs will not be able to access credit from its committed equity financing facilities (CEFFs), or that the minimum share price at which Discovery Labs may access the CEFFs from time to time will prevent Discovery Labs from accessing the full dollar amount potentially available under the CEFFs; the risk that Discovery Labs or its strategic partners or collaborators will not be able to retain, or attract, qualified personnel; the risk that Discovery Labs will be unable to regain compliance with The Nasdaq Global Market listing requirements prior to the expiration of the grace period currently in effect, which could eventually result in delisting of Discovery Labs’ common stock and cause the price of Discovery Labs’ common stock to decline; the risk that recurring losses, negative cash flows and the inability to raise additional capital could threaten Discovery Labs’ ability to continue as a going concern; the risks that Discovery Labs may be unable to maintain and protect the patents and licenses related to its products, or other companies may develop competing therapies and/or technologies, or health care reform may adversely affect Discovery Labs; risks of legal proceedings, including securities actions and product liability claims; risks relating to health care reform; and other risks and uncertainties described in Discovery Labs’ filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Contact Information:
John G. Cooper, EVP and Chief Financial Officer
215-488-9300